                                                                    Exhibit 99.2

This statement on Form 3 is filed by BC European Capital VIII-22 to 31
(inclusive). This Form 3 report is being filed in conjunction with three other
Form 3 reports. Each of the Form 3 reports are filed jointly by (i) BC European
Capital VIII-1 to 12 (inclusive); (ii) BC European Capital VIII-14 to 34
(inclusive); (iii) BC European Capital VIII-35 SC to 39 SC (inclusive); (iv)
LMBO Europe SAS; and (v) CIE Management II Limited. Each of the forgoing persons
(the "Reporting Persons") may be deemed to be part of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act) and, as such, may be deemed to beneficially own more than 10% of the Common Stock, par value $.01 per share of Office Depot, Inc. See Exhibit 99.1 filed herewith and incorporated herein by reference for information with respect to each of the Reporting
Persons.

Designated Filer:  BC European Capital VIII-22
Date of Event Requiring Statement:  June 23, 2009
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

Dated as of July 2, 2009

                  For and on behalf of the
                  Limited Partnerships BC
                  European Capital VIII - 22 to 31:

                  /S/ MATTHEW ELSTON
                  --------------------------------------------------------
                  Name:  Matthew Elston
                  Director, CIE Management II Limited acting as General
                  Partner of the Limited Partnerships BC European
                   Capital VIII - 22 to 31

                  /S/ MARK RODLIFFE
                  --------------------------------------------------------
                  Name:  Mark Rodliffe
                  Director, CIE Management II Limited acting as General
                  Partner of the Limited Partnerships BC European
                   Capital VIII - 22 to 31